                              EMPLOYMENT AGREEMENT

        This Employment agreement (the "Agreement") is dated as of May 18, 2004 and between Power 3 Medical Products, Inc., a New York corporation (the "Company"), and Michael Rosinski (the "Officer").

                                    RECITALS

        The Company is a breakthrough proteomics company specializing in the identification of disease footprints in the areas of chemotherapeutic drug resistance and the early detection of breast cancer and neurological diseases throughout North America (the "Territory"). The Company desires to employ
Officer, and the Officer desires to accept such employment, on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein provided, the parties hereto agree as follows:

1. EMPLOYMENT TERMS

         1.1 Term. The Company hereby employs the Officer, and the Officer hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term commencing on May 18, 2004 and terminating on May
17, 2007. However, the Officer shall be considered to be employed by the Company beyond the Termination Date for purposes of receiving certain benefits conferred under this Agreement, as described in Section 3.1 hereof.

         1.2 Position and Duties.

        (a) The Company hereby employs the Officer, and the Officer agrees to serve the Company, as an officer of the Company pursuant to the terms of this
Agreement. The Company has by action of its Board of Directors appointed the
Officer to the position of Chief Financial Officer, however it may, in the sole and unfettered discretion of the Board of Directors, amend the Officer's title and/or duties and responsibilities, provided that the Officer remains an officer of the Company pursuant to the terms of this Agreement.

        (b) The Officer shall be responsible for such duties as are commensurate with the office in which he serves and as may from time to time be assigned to the Officer by the Company's Board of Directors.

         1.3 Performance of Duties.

        (a) At all times prior to the Termination Date, the Officer (i) shall devote his full business time, energies, best efforts, and attention to the business of the Company, (ii) shall faithfully and diligently perform the duties of his employment with the Company, (iii) shall do all reasonably in his power to promote, develop, and extend the business of the Company, and (iv) shall not enter into the service of, or be employed in any capacity or for any purpose whatsoever by, any person, firm or corporation other than the Company without the prior written consent of the Board of Directors of the Company.

        (b) The Officer shall perform his duties in accordance with all applicable laws, rules, or regulations that apply to the Company and/or its business, assets (real or personal), or employees.

2. COMPENSATION.

        2.1 Salary.

        (a) For so long as Officer is employed by the Company, the Company agrees to pay to the Officer, and the Officer shall accept from the Company, for all of his services rendered pursuant to this Agreement, a salary of (One hundred twenty thousand dollara) $120,000 per annum, payable semimonthly.

        (b) The Company's Board of Directors, or compensation committee shall review the Officer's salary annually and merit increases thereon shall be considered and may be approved, in the sole and unlimited discretion be reviewed annually by the Company's Board of Directors, and merit increases thereon shall be considered and may be approved, in the sole and unlimited discretion of the
Company's Board of Directors, depending in part on the profits and cash flow of the Company. If the Company's Board of Directors or Compensation Committee
elects in its discretion to increase the salary of the Officer at any time or from time to time, the new salary rate shall, without further action by the
Officer or the Company, be deemed substituted for the amount set forth above. At such time, this Agreement shall be deemed amended accordingly (notwithstanding the provisions of Paragraph 5.7 below), and, as so amended, shall remain in full force and effect.

        2.2 Bonuses. The Company, in the sole and unfettered discretion of its
Board of Directors or Compensation Committee, may from time to time award cash bonuses to the Officer based upon its measure of Officer's performance. Such bonuses may be awarded in a lump sum or may be conditioned upon the future performance or employment of Officer, in the sole and unfettered discretion of the Board of Directors of the Company.

        2.3 Expenses. Upon submission of appropriate invoices or vouchers, the
Company shall pay or reimburse the Officer for all reasonable expenses incurred by the Officer in the performance of his duties hereunder in furtherance of the business of the Company.

        2.4 Benefits. The Company extends to the Officer the right to participate in whatever employee benefit plans (excluding any employee benefit plan covered separately in this Agreement) may be in effect from time to time, to the extent the Officer is eligible under the terms of the plans. However, no employee benefits other than those specifically conferred by the terms of this Agreement have been promised to the Officer in connection with this employment. The adoption of one or more employee benefit plans, the terms of the plans, and the
Officer's participation in the plans, if any, are in the sole discretion of the
Company and may be changed by the Company at any time and from time to time.

        2.5 Stock Grant.

        To induce the Officer to accept the position of Chief Financial Officer, the Officer has granted from the Company One hundred forty thousand (140,000)
shares of common stock.

        The shares represented by this certificate are subject to, and transferable only upon compliance with, all of the terms and conditions of the Articles of
Incorporation of the issuing corporation, a copy of which is on file at the principal office of the issuing corporation.

        2.6 Vacation; Sick Leave. The Company's vacation and sick leave policy has been established by the Company and may be changed by the Company at any time and from time to time. Said policy is published in separate data files accessible to the Officer. The Officer will not be entitled to receive payment for any unused sick leave either during employment or upon termination of employment.

        2.7 Withholding. The Company may withhold from any amounts payable under this Agreement any and all federal, state, city, or other taxes or other amounts required to be withheld by any applicable law.

3. TERMINATION.

        3.1 Termination Upon 30 Days Notice.

        (a) Either party may terminate the Officer's employment under this
Agreement for any reason whatsoever, either with or without cause, upon giving the other party no less than thirty (30) days prior written notice of such termination ( the "Notice Date"). The effective date of a termination pursuant to this Paragraph 3.1 shall be such termination date as stated on the notice, provided that the termination date can be no earlier than the 31st day following the day the notice becomes effective pursuant to Paragraph 5.4 below (the
"Termination Date").

        (b) Until the expiration of the contract on April 30, 2009 ("Transition

Period"), unless terminated for "Cause" as defined in section 3.4 or if the
Officer resigns from his position or duties, the Officer will continue to be considered as an employee of the Company only for the purpose of receiving the compensation and benefits awarded in Sections 2.1, 2.2, 2.4, and 2.5 hereof.
More specifically, for the duration of Transition Period the Officer (i) shall continue to receive his salary at the rate in effect as of the Notice Date, (ii)
shall continue to be considered an employee of the Company for purposes of determining eligibility to receive any contingent or deferred bonuses awarded to the Officer prior to the Termination Date, (iii) shall continue to be considered an officer of the Company for purposes of vesting in Stock Options, and (iv)
shall, to the extent allowed by such plan, remain eligible to participate in any benefit plan of the Company in which the Officer participates as of the Notice
Date.

        (c) Notwithstanding any provision herein to the contrary, however, the
Officer will not be entitled to act as, or represent himself to be, an officer or employee of the Company following the Termination date and will not be entitled to receive or participate in any bonus, incentive, or benefit program, involving stock or otherwise, that is established following the Termination
Date.

        3.2 Termination by Mutual Consent. The Officer and the Company may at any
time terminate the employment of the Officer under this Agreement by mutual consent in writing upon the terms and conditions stated in such writing.

        3.3 Termination Upon Death. If the Officer dies, his employment shall immediately terminate automatically as of the date of his death. In such event, the Officer shall be treated as if he had terminated his employment with the
Company under the terms of Section 3.1 above, with the date of his death serving as both the Notice Date and the Termination Date.

        3.4 Termination for Cause. This Agreement may be terminated for Cause by either party for the following reasons, only:

             3.4.a.1  Commission of a criminal offense by either party in the course of performance of the Agreement shall entitle the other to effect  immediate  termination  upon giving written notice;

             3.4.a.2 If either party becomes insolvent or makes a general assignment  for the benefit of  creditors  or if petition in bankruptcy is filed against the defaulting  party and is not discharged or disputed  within five (5) working days of such filing or of the agent is adjudicated bankrupt or insolvent;

             3.4.a.3 The election of one party (the "aggrieved party") to terminate  this  Agreement  upon (1) the  actual  breach  or
                actual   default  by  the  other  party  in  the  reasonable
                performance of the defaulting party's obligations and duties under this  Agreement and (2) the failure of the  defaulting party to cure the same within  fifteen  (15) days (the "cure period")  after  receipt by the  defaulting  party of a good faith  written  notice from the aggrieved  party  specifying such breach or default and (3) provided that the  defaulting party has not cured the default and the aggrieved  party may then give written  notice to defaulting  party of his or its election to terminate ten (10) days after  expiration of the cure period.

        3.5 Change of Control. Officer shall make a good faith effort to aid in the change of control necessitated by the termination of this agreement. To the extent feasible and/or practical, Officer shall devote the time and energy necessary to effect said goal of a smooth change of control for the successor chief financial officer. All compensation due Officer by the Company under this contract of any type shall be vested and received, to the extent practicable, by
Officer, upon initiation of the change of control period.

4. PROPRIETARY INFORMATION AND ITEMS.

        4.1 Acknowledgments. The Officer acknowledges that (a) the Officer has or will be afforded access to Proprietary Information of the Company or its affiliates; (b) public disclosure of such Proprietary Information could have an adverse effect on the Company and its affiliates; and (c) the provisions of this
Section 4 are reasonable and necessary to prevent the improper use or disclosure of such Proprietary Information.

        4.2 Non-Disclosure and Non-Use of Proprietary Information. During the
Officer's employment by the Company and for a period of five (5) years thereafter, the Officer covenants and agrees that the Officer (a) shall not disclose to others or use for the benefit of himself or others, any of the
Company's Proprietary Information, except that the Officer may disclose such information (i) in the course of and in furtherance of the Officer's employment with the Company to the extent necessary for the benefit of the Company, (ii)
with the prior specific written consent of the Board of Directors of the
Company, or (iii) to the extent required by law; and (b) shall take all measures reasonably necessary to preserve the confidentiality of all Proprietary
Information of the Company known to the Officer, shall cooperate fully with the
Company's or its affiliates' enforcement of measures intended to preserve the confidentiality of all Proprietary Information, and shall notify the Board of
Directors immediately upon receiving any request for, or making any disclosure of, any Proprietary Information from or to any person other than an officer or employee of the Company or of one of its affiliates who has a need to know such information.

        4.3 Proprietary Information. For purposes of this Agreement, "Proprietary
Information" means trade secrets, secret or confidential information or knowledge pertaining to, or any other nonpublic information pertaining to the business or affairs of the Company or any of its affiliates, including without limitation, medical imaging software programs (including source code and object code) and design documentation; identities, addresses, backgrounds, or other information regarding customers, potential customers, employees, contractors, or sources of referral; marketing plans or strategies, business or personnel acquisition plans; pending or contemplated projects, ventures, or proposals;

financial information (including historical financial statements; financial, capital, or operating budgets, plans or projections; historical or projected sales, and the amounts of compensation paid to employees and contractors); trade secrets, know-how, technical processes, or research projects; and notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing, except information that is generally known in the industry (other than as a result of a disclosure by the Officer).

        4.4 Proprietary Items. Upon termination or expiration of the Officer's employment by the Company for any reason or by either party, or upon the request of the Company during such tenure, the Officer will immediately return to the
Company all Proprietary Items in the Officer's possession or subject to the
Officer's control, and the Officer shall not retain any copies, abstracts, sketches, or other physical embodiment of any Proprietary Items. For purposes of this Agreement, "Proprietary Items" means all documents and tangible items
(including all customer lists, memoranda, books, papers, records, notebooks, plans, models, components, devices, or computer software or code, whether embodied in a disk or in any other form) provided to the Officer by the Company, created by the Officer, or otherwise coming into the Officer's possession for use in connection with is engagement with the Company or otherwise containing
Proprietary Information (whether provided or created during the term of this agreement or prior thereto).

        4.5 Ownership Rights. The Officer recognizes that, as between the Company and the Officer, all of the Proprietary Information and all of the Proprietary
Items, whether or not developed by the Officer, are the exclusive property of the Company. The Officer agrees that all intellectual property of every kind, including without limitation copyright, patent, trademarks, trade secrets, and similar rights, created or developed or realized in connection with the
Officer's performance of any duties or functions as an Officer of the Company
(collectively, the "Intellectual Property") shall be the exclusive property of the Company and shall constitute Proprietary Information. The Officer hereby assigns unto the Company all rights, title, and interest that the Officer may have to such Intellectual Property and each and every derivative work thereof, and agrees to execute, acknowledge, and deliver to the Company as assignment to the Company of any right, title, or interest of the Officer in any and all such
Intellectual Property, in such form as may be reasonably requested by the
Company.

        4.6 Disputes of Controversies.The Officer recognizes that, should a dispute or controversy arising from or relating to this portion of the Agreement
(Section 4) be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Proprietary Information may be jeopardized. The Officer agrees that he will use best efforts to ensure that all pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy.

5. NON-INTERFERENCE; COMPLIANCE WITH LAW; COOPERATION

         5.1 Non-Interference. During the Officer's employment with the Company and for a period of five (5) years following termination or expiration of such tenure, the Officer covenants and agrees that the Officer shall not, directly or indirectly, for the benefit of the Officer or another (a) persuade or attempt to persuade any employee, independent contractor, consultant, agent, supplier, or distributor of the Company or of any affiliate of the Company to discontinue such person's relationship with the Company or the affiliate; (b) hire away or solicit to hire away from the Company or from any of its affiliates any employee; (c) otherwise engage or seek to engage any employee or independent contractor of the Company or of any of its affiliates in a business relationship that would or might conflict with such employee's or independent contractor's obligations to the Company or affiliate; (d) interfere with the Company's or any of its affiliates' relationship with any governmental or business entity, including payor, supplier, lender, or contractor of the Company or the affiliate; or (e) disparage the Company or any of its affiliates or any of the shareholders, directors, officers, employees, or agents of any of them.

         5.2 Cooperation. During the Officer's Employment with the Company and for a period of five (5) years following the termination or expiration of such tenure, the Officer agrees to cooperate with the Company and its affiliates in connection with any litigation or investigation involving the Company or any of its affiliates or any of the shareholders, directors, officers, employees, or agents of any of them and shall furnish such information and assistance as may be lawfully requested by the Company.

6. NON-COMPETITION

         During the Officer's employment by the Company and for a period of two (2)
years following the termination or expiration of such tenure, the officer covenants and agrees to refrain from carrying on or engaging in a business similar to that of the Company, and from soliciting customers of the Company, within the North America, so long as the Company carries on a like business therein. It is further stipulated that as forbearance for this contract term,
Company has provided Officer with separate and distinct consideration of not less than 25,000 shares of common stock.

         Each word of the foregoing provision is severable.

7. GENERAL PROVISIONS

         7.1 Indemnification. The Company hereby agrees to indemnify and hold harmless the Officer from and against any and all losses, claims, damages, expenses and/or liabilities which may incur arising out of the normal course of business in carrying out the duties and responsibilities associated with the position of Chief Financial Officer arising from the Officer's reliance upon and approved use of information, reports and data furnished by and representations made by the Company, with respect to itself, where the Officer in turn distributes and conveys such information, reports and data to the public in the normal course of representing the Company. Such indemnification shall include, but not be limited to, expenses (including all attorney's fees), judgments, and amounts paid in settlement actually and reasonably incurred by Officer in connection with an action, suit or proceeding brought against the Company or
Officer.

         7.2 Injunctive Relief. The Officer acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of this
Agreement would be largely irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. The Company will have the right, in addition to any other rights it may have (including the right to damages that the Company may suffer), to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief. The Officer agrees to request neither bond nor security in connection with any such injunction. The Officer agrees that if he breaches this Agreement, the Officer shall be liable for any attorney's fees and costs incurred by the Company in enforcing its rights under this Agreement.

         7.3 Essential, Independent, and Surviving Covenants.

        (a) The parties agree that the covenants by the Officer in Sections 4, 5, and 6 are essential elements of this Agreement, and without the Officer's agreement to comply with such covenants, the Company would not have entered into this Agreement.

        (b) The Officer's covenants in Sections 4, 5, and 6 are independent covenants and the existence of any claim by the officer against the Company under this Agreement or otherwise will not excuse the Officer's breach of any covenant in Section 4, 5, or 6.

        (c) After the Officer's employment by the Company is terminated, this
Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Officer in Sections 4, 5, and 6.

         7.4 Binding Effect; Benefits; Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives. Insofar as the Officer is concerned, this contract, being personal, cannot be assigned other than by will or the laws of descent and distribution.

         7.5 Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be sufficient if mailed by certified mail, postage prepaid, and shall be effective three days after such mailing or upon delivery, whichever is earlier, to the following addresses or such other address as the appropriate party may advise each other party hereto:

                If to the Officer:

                                Michael J. Rosinski
                                3 West Windward Cove
                                The Woodlands, Tx. 77381

                If to the Company:

                                Power 3 Medical Products, Inc.
                                3400 Research Forest Drive
                                The Woodlands, TX 77381

                Copy to:

                                Billings and Solomon, PLLC
                                2777 Allen Parkway, Suite 460
                                Houston, TX 77019
                                ATTN: Richard P. Martini

         7.6 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

         7.7 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Company, the Officer, and their respective successors and permitted assigns, other than as expressly set forth in this Agreement.

         7.8 Amendments and Waivers. Except as set forth in Paragraph 2.1(b) above, this Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this
Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

         7.9 Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not be deemed to be a party of this Agreement or to control or affect the meaning or construction of any provision of this
Agreement.

         7.10 Construction. The language used in this Agreement will be deemed to be the language chosen by the Company and the Officer to express their mutual intent, and no rule of strict construction shall be applied against either party.

         7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.12 Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

         7.13 Expenses and Attorney's Fees. In the event that a dispute arises under this Agreement that results in litigation or arbitration, the prevailing party, as determined by the decision of a court or forum of competent and final jurisdiction, shall be entitled to court costs and reasonable attorney's fees. A court or forum of "final" jurisdiction shall mean a court of forum from which no appeal may be taken or from whose decree, decision, judgment, or order no appeal is taken or prosecuted.

         7.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.

         7.15 Agreement Preparation. The Officer acknowledges that this Agreement has been prepared by counsel for the Company, and the Officer has not relied on any representation made by the Company's attorneys. The Officer has engaged an attorney of his choice to review this agreement on his behalf. By signing this employment agreement, officer is hereby certifying that officer (a) received a copy of this agreement for review and study before executing it; (b) read this agreement carefully before signing it; (c) had sufficient opportunity before signing the agreement to ask any questions officer had about the agreement and received satisfactory answers to all such questions; and (d) understands officer's rights and obligations under the agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Employment
Agreement as of the date first written above.

                                        OFFICER:

                                           /s/ Micheal Rosinski
                                           Michael Rosinski

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                                        COMPANY:

                                           Power 3 Medical Products, Inc.

                                           By:/s/ Steven Rash
                                              Steven B. Rash
                                              Chief Executive Officer

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